Exhibit 99.2

Host Digital Inc. Announces Pricing of Common Stock Offering

NEW YORK, NY, September 17, 2026 – Host Digital Inc. (f/k/a Healthy Choice Wellness Corp.) (NYSE American: HCWC) (the “Company” or “Host Digital”) today announced the pricing of its previously announced underwritten public offering (the “Offering”) of 2,187,500 shares of its Class A common stock, par value $0.001 (the “Common Stock”), at a public offering price of $8.00 per share, for aggregate gross proceeds to the Company of $17.5 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company . The Offering is expected to close on September 21, 2026, subject to the satisfaction of customary closing conditions.

The Company has granted the underwriters of the Offering a 30-day option to purchase up to an additional 328,125 shares of its Common Stock at the public offering price, less underwriting discounts and commissions.

The Company intends to use the net proceeds from the Offering for data center investments, general and administrative expenses, capital expenditures, working capital and other general corporate purposes.

Cantor is acting as lead book-running manager for the Offering. Siebert, A.G.P. and Clear Street are acting as joint book-running managers for the Offering.

The Offering is being made by means of a prospectus supplement under the Company’s effective registration statement on Form S-3 (File No. 333-291258), as filed with the Securities and Exchange Commission (the “SEC”). A final prospectus supplement and accompanying prospectus relating to the Offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to the Offering may also be obtained, when available, from Cantor Fitzgerald & Co., Attention: Equity Capital Markets, 110 East 59th Street, 6th Floor, New York, NY 10022, or by email at prospectus@cantor.com.

No Offer or Solicitation

This press release is not intended to be, and shall not constitute, an offer to buy or sell, or the solicitation of an offer to buy or sell, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under applicable securities laws. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

About Host Digital Inc.

Host Digital is a digital infrastructure company focused on the development, acquisition, ownership and operation of institutional-quality data centers in the United States, with a focus on supporting artificial intelligence (“AI”) and high-performance computing (“HPC”) workloads. The Company’s strategy prioritizes sites with existing or near-term access to power, right-sized development opportunities and long-term contracts with strong or credit-enhanced counterparties. The Company seeks to own and control the real estate, power and data center infrastructure underlying its projects and to provide turnkey facilities that allow tenants to select and deploy their own compute infrastructure and model layers.

Following its business combination with Host Digital Infrastructure LLC, the Company also owns and operates a portfolio of natural and organic grocery stores through its wholly owned subsidiaries, consisting of 19 locations across six states operating under the Ada’s Natural Market, Paradise Health & Nutrition, Mother Earth’s Storehouse, Greens Natural Foods, Ellwood Thompson’s and GreenAcres Market brands.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed Offering, including the anticipated closing date of the Offering; the anticipated use of proceeds from the Offering; the potential exercise by the underwriters of their option to purchase additional shares; and the Company’s ability to execute and scale its business model. Statements that are not historical facts are based on current estimates, assumptions and projections and are not guarantees of future performance. Words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “will,” “would,” “could” and similar expressions identify forward-looking statements, although not all forward-looking statements contain these words.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including risks relating to the completion of the Offering on the anticipated terms or at all; the Company’s ability to satisfy the applicable listing requirements; the Company’s ability to successfully integrate the businesses and realize the anticipated benefits of the Offering; the Company’s ability to obtain required financing, complete development and deliver capacity on schedule; and other factors described in the Company’s filings with the SEC. The Company undertakes no obligation to update these statements except as required by law.

Contact Information

Jessica Starman

jessica@elev8newmedia.com

888-461-2233